EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-1972 and File No. 333-05771) and Form S-3 (File No. 333-97367) of Everest Re Holdings, Inc. of our report dated February 6, 2002 relating to the financial statements and financial statement schedules of Everest Reinsurance Holdings, Inc., which appears in this Form 10-K.




PricewaterhouseCoopers LLP
New York, New York
March 20, 2003